Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 22, 2013, Graymark Healthcare, Inc. (the “Company”), completed the purchase of the outstanding membership interests of Foundation Surgery Affiliates, LLC (“FSA”) and Foundation Surgical Hospital Affiliates, LLC (“FSHA”) (collectively “Foundation”). Foundation was purchased from Foundation Healthcare Affiliates, LLC (“FHA”). Foundation is an owner and manager of ambulatory surgery centers (“ASC”(s)) and surgical hospitals with facilities located in Louisiana, Maryland, New Jersey, Ohio, Oklahoma, Pennsylvania and Texas. As purchase consideration for Foundation, the Company issued FHA 114,500,000 shares of the Company’s common stock, a demand promissory note for $2 million and assumed certain liabilities and obligations of FHA. The effective date of the Foundation acquisition was July 1, 2013. For financial reporting purposes, the transaction will be recorded as a reverse acquisition and Foundation will be considered the accounting acquirer. As a result of the reverse acquisition, the Company’s historical operating results for periods prior to the acquisition will only include the results of Foundation.

The unaudited pro forma condensed combined balance sheet as of June 30, 2013 was prepared as if the acquisitions had occurred on that date and combines the historical consolidated balance sheet of the Company with the unaudited consolidated balance sheets of FSA as of June 30, 2013. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012 were prepared as if the acquisition had occurred on the first day of the period presented and combines the historical consolidated statements of operations of the Company with the unaudited historical consolidated statements of operations of FSA for the six months ended June 30, 2013 and the audited historical consolidated statements of FSA for the year ended December 31, 2012.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only, to show the effect of the combination of the Company and Foundation on a historical basis. These financial statements do not purport to be indicative of the financial position or results of operations that would have actually occurred had the business combination been in effect at those dates, nor do they project the expected results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. The reverse acquisition purchase price allocation is not finalized, because the Company is still in the process of finalizing our estimates of fair value for the Company’s property, equipment and intangible assets. Accordingly, the Company has prepared the pro forma adjustments based on assumptions that the Company believes are reasonable but that are subject to change as additional information becomes available and the preliminary purchase price allocation is finalized.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2013

	Historical		Pro Forma		Pro Forma
	Graymark	Foundation	Adjustments		Combined
			(Notes 2 - 3)
ASSETS
Cash and cash equivalents	$96,845	$1,697,527	$5,000,000 7,140,000 (11,102,372	i e )f	$2,832,000
Accounts receivable, net	1,539,285	9,551,964	—		11,091,249
Receivables from affiliates	—	828,039	—		828,039
Supplies inventories	246,194	1,983,224	(173,000	)b	2,056,418
Current assets from discontinued operations	27,612	—	—		27,612
Prepaid and other current assets	380,015	2,308,526	—		2,688,541

Total current assets	2,289,951	16,369,280	864,628		19,523,859

Property and equipment, net	2,243,248	10,852,172	(1,326,000	)b	11,769,420
Equity method investment in affiliates	—	7,056,224	—		7,056,224
Intangible assets, net	—	9,373,897	4,000,000	b	13,373,897
Goodwill	—	1,154,528	20,847,608		22,002,136
Other assets	252,528	126,559	100,000	i	479,087

Total assets	$4,785,727	$44,932,660	$24,486,236		$74,204,623

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

As of June 30, 2013

	Historical		Pro Forma		Pro Forma
	Graymark	Foundation	Adjustments		Combined
			(Notes 2 – 4)
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Liabilities:
Accounts payable	$3,645,164	$12,452,009	$(1,080,000	)b	$15,017,173
Accrued liabilities	3,322,769	6,116,719	(116,587 (767,413	)h )b	8,555,488
Preferred member dividend payable	—	3,372,234	(3,372,234	)f	—
Short-term debt	2,373,310	4,103,626	2,000,000 2,339,905 (2,373,310	a f )h	8,443,531
Current portion of long-term debt	16,312,347	6,828,981	691,379 (6,000,000 (5,648,290	a )g )h	12,184,417
Current liabilities from discontinued operations	356,322	—	—		356,322

Total current liabilities	26,009,912	32,873,569	(14,326,550)		44,556,931

Long-term debt, net of current portion	60,040	10,177,979	5,100,000 725,394	i a	16,063,413
Other liabilities	131,460	5,796,910	575,000	a	6,503,370

Total liabilities	26,201,412	48,848,458	(7,926,156)		67,123,714
Preferred noncontrolling interest	—	11,072,465	(11,072,465 6,800,000	)f e	6,800,000
Equity:
Graymark Healthcare shareholders’ equity (deficit):
Common stock	1,672	—	11,450 68 1,333 1,797	a e g h	16,320
Paid-in capital	40,982,531	2,705,791	936,000 339,932 5,998,667 8,136,390 (41,207,090	f e g h )b	17,892,221
Accumulated deficit	(61,775,194)	(14,826,094)	66,422 61,775,194	f b	(14,759,672)

Total Graymark Healthcare shareholders’ equity (deficit)	(20,790,991)	(12,120,303)	36,060,163		3,148,869
Noncontrolling interests	(624,694)	(2,867,960)	624,694	b	(2,867,960)

Total member’s equity (deficit)	(21,415,685)	(14,988,263)	36,684,857		280,909

Total liabilities, preferred noncontrolling interest & shareholders’ equity (deficit)	$4,785,727	$44,932,660	$24,486,236		$74,204,623

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2013

	Historical		Pro Forma		Pro Forma
	Graymark	Foundation	Adjustments		Combined
			(Notes 2 - 3)
Revenues:
Patient services	$2,671,830	$34,486,737	$(2,671,830	)d	$34,486,737
Product sales	1,460,793	—	(1,460,793	)d	—
Management fees from affiliates	—	3,525,849	—		3,525,849
Income from investments in affiliates	—	3,053,860	—		3,053,860
Other revenue	1,217,139	2,796,872	—		4,014,011
Provision for doubtful accounts	(293,917)	(1,727,413)	293,917	d	(1,727,413)

Revenues	5,055,845	42,135,905	(3,838,706)		43,353,044
Operating Expenses:
Cost of sales	571,712	—	(571,712	)d	—
Salaries and benefits	4,022,986	12,795,379	(2,624,379	)d	14,193,986
Supplies	—	10,334,226	—		10,334,226
Other operating expenses	3,194,778	15,903,354	(2,110,112	)d	16,988,020
Write-down of deferred purchase consideration	300,000	—	—		300,000
Restructuring charges	399,617	—	(392,459	)d	7,158
Depreciation and amortization	505,850	2,346,061	(362,602	)d	2,489,309

Total operating expenses	8,994,943	41,379,020	(6,061,264)		44,312,699
Operating income	(3,939,098)	756,885	2,222,558		(959,655)
Other Income (Expense):
Interest expense, net	(596,051)	(1,022,772)	319,131	d	(1,299,692)
Other income (expense)	2,063	3,157	(2,063 66,422	)d f	69,579

Net other (expense)	(593,988)	(1,019,615)	383,490		(1,230,113)

Income (loss) from continuing operations, before taxes	(4,533,086)	(262,730)	2,606,048		(2,189,768)
Provision for income taxes	—	—	—		—

Income (loss) from continuing operations, net of taxes	(4,533,086)	(262,730)	2,606,048		(2,189,768)
Income (loss) from discontinued operations, net of taxes	189,421	—	(2,539,626	)d	(2,350,205)

Net income (loss)	(4,343,665)	(262,730)	66,422		(4,539,973)
Less: Net income (loss) attributable to noncontrolling interests	(131,559)	(817,990)	—		(949,549)

Net income (loss) attributable to Graymark Healthcare	$(4,212,106)	$555,260	$66,422		$(3,590,424)

Net loss per share of common stock, basic and diluted	$(0.25)				$(0.02)

Weighted average number of common shares outstanding	16,742,328				163,203,276

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

	Historical		Pro Forma		Pro Forma
	Graymark	Foundation	Adjustments		Combined
			(Notes 2 - 3)
Revenues:
Patient services	$9,996,025	$38,240,925	$(9,996,025	)d	$38,240,925
Product sales	4,451,747	—	(4,451,747	)d	—
Management fees from affiliates	—	7,945,061	—		7,945,061
Income from investments in affiliates	—	6,927,466	—		6,927,466
Other revenue	2,513,330	1,070,572	—		3,583,902
Provision for doubtful accounts	(1,444,525)	(966,420)	1,444,525	d	(966,420)

Revenues	15,516,577	53,217,604	(13,003,247)		55,730,934
Operating Expenses:
Cost of sales	1,598,758	—	(1,598,758	)d	—
Salaries and benefits	11,298,790	15,659,561	(8,185,197	)d	18,773,154
Supplies	—	11,114,752	—		11,114,752
Other operating expenses	8,081,307	18,709,965	(5,649,727	)d	21,141,545
Impairment of goodwill and intangibles	14,787,165	200,000	20,847,608 (12,725,770	c )d	23,109,003
Depreciation and amortization	1,233,943	2,593,969	(871,968	)d	2,955,944

Total operating expenses	36,999,963	48,278,247	(8,183,812)		77,094,398
Operating income	(21,483,386)	4,939,357	(4,819,435)		(21,363,464)
Other Income (Expense):
Interest expense, net	(1,133,012)	(1,263,797)	674,287	d	(1,722,522)
Loss on sale of equity investments in affiliates	—	(173,499)	—		(173,499)
Other income (expense)	48,245	273,699	(48,245	)d	273,699

Net other (expense)	(1,084,767)	(1,163,597)	626,042		(1,622,322)

Income (loss) from continuing operations, before taxes	(22,568,153)	3,775,760	(4,193,393)		(22,985,786)
Provision for income taxes	—	—	—		—

Income (loss) from continuing operations, net of taxes	(22,568,153)	3,775,760	(4,193,393)		(22,985,786)
Income (loss) from discontinued operations, net of taxes	(224,470)	—	(16,654,215	)d	(16,878,685)

Net income (loss)	(22,792,623)	3,775,760	(20,847,608)		(39,864,471)
Less: Net income (loss) attributable to noncontrolling interests	(342,920)	46,867	—		(296,053)

Net income (loss) attributable to Graymark Healthcare	$(22,449,703)	$3,728,893	$(20,847,608)		$(39,568,418)

Net loss per share of common stock, basic and diluted	$(1.46)				$(0.24)

Weighted average number of common shares outstanding	15,329,359				163,203,276

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

The pro forma condensed combined financial statements present the pro forma effects of the acquisition by Graymark Healthcare, Inc. (the “Company” or “Graymark”) of the outstanding equity ownership interests in Foundation Surgery Affiliates, LLC (“FSA”) and Foundation Surgical Hospital Affiliates, LLC (“FSHA”) (collectively “Foundation”) for 114,500,000 shares of Graymark common stock, a $2 million demand promissory note and the assumption of certain liabilities and obligations of FHA (the “Acquisition”). For financial reporting purposes, the transaction will be recorded as a reverse acquisition and Foundation will be considered the accounting acquirer. As a result of the reverse acquisition, the Company’s historical operating results will only include the results of Foundation.

The accompanying unaudited pro forma combining consolidated statements of operations are presented assuming the Acquisition was consummated on the first day of the period presented. The unaudited pro forma combining consolidated balance sheet as of June 30, 2013, is presented assuming the actual date of the Acquisition.

The historical information presented for Graymark (i) as of June 30, 2013 and the six months then ended, is derived from the unaudited consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q, and (ii) the year ended December 31, 2012, is derived from the audited consolidated financial statements of Graymark contained in the Company’s Annual Report on Form 10-K.

The historical information presented for Foundation (i) as of and for the six months then ended, is derived from the unaudited financial statements of Foundation, and (ii) the year ended December 31, 2012, is derived from the audited consolidated statements of FSA.

The pro forma financial information presented in the unaudited pro forma combining consolidated financial statements is not necessarily indicative of the financial position and results of operations that would have been achieved had the assets and liabilities been owned by a single corporate entity. The results of operations presented in the unaudited pro forma combining statements of operations are not necessarily indicative of the results of future operations of Graymark following consummation of the Acquisition.

(2) ADJUSTMENTS – THE ACQUISITION:

The accompanying unaudited pro forma consolidated financial statements have been adjusted to give effect to the Acquisition as follows:

(a)	The recording of the Acquisition consideration consisting of the issuance of 114,500,000 shares of Graymark common stock to FHA, the issuance of a $2 million demand promissory note to FHA and the assumption of $1,991,733 of debt and other liabilities from FHA.

(b)	The recording of the excess fair value over the net assets acquired (goodwill) of Graymark of $20.8 million as a result of the reverse acquisition accounting which assumes that Foundation was the acquirer. The fair values of the assets acquired and liabilities assumed were preliminarily determined by management based on estimates of the identifiable intangible assets, estimates of the fair value of inventories and fixed assets, and estimates of the fair value of liabilities. Due to the timing of the acquisitions, it was not practical for the fair value appraisals of Graymark to be completed at the time of this report. Management expects that the final appraisals of Graymark will result in changes, which could be significant.

(c)	Because of the historical operating losses of Graymark, management has determined that the goodwill of $20.8 million recorded as a result of the reverse acquisition cannot be supported by the ongoing operations of Graymark. As a result, the full amount of goodwill attributable to the reverse acquisition will be impaired and is shown as a pro forma adjustment in the accompanying pro forma condensed combined statement of operations for the year ended December 31, 2012.

(d)	During July 2013, Graymark closed four of its sleep diagnostic and therapy facilities and implemented a plan to close a fifth location.

On July 17, 2013, Graymark implemented a plan to sell certain sleep diagnostic and therapy facilities. The facilities identified as held for sale were selected because the revenue from these facilities have not met expectations and are not adequate to offset fixed operating costs. If a sale of these facilities cannot be achieved within an acceptable time frame, then these facilities will be closed.

As a result of identifying these sites as held for sale, the related assets, liabilities, results of operations and cash flows of the identified sites will be classified as discontinued operations in the Company’s consolidated financial statements. The accompanying pro forma condensed combined statements of operations for the six months ended June 30, 2013 and year ended December 31, 2013 include pro forma adjustments to reclass the historical operations of the closed and identified sites to discontinued operations.

(e)	On March 13, 2013, the Company’s wholly-owned subsidiary, Foundation Health Enterprises, LLC (“FHE”) initiated a private placement offering for up to $15,960,000. The offering is comprised of 152 units of Class B member interests (“FHE Unit”). Each FHE Unit is being offered at $105,000 and entitles the purchaser to one (1) Class B membership interest in FHE, valued at $100,000, and 10,000 shares of the Company’s common stock, valued at $5,000. On July 22, 2013 and in conjunction with the Acquisition, FHE and the Company completed the sale of 68 FHE Units for total consideration received was $7,140,000.

The FHE Units provide for a cumulative preferred annual return of 9% on the amount allocated to the Class B membership interest. The FHE Units will be redeemed by FHE in four annual installments beginning in July 2014. The first three installments shall be in the amount of $10,000 per FHE Unit and the fourth installment will be in the amount of the unreturned capital contribution and any undistributed preferred distributions. The FHE Units are convertible at the election of the holder at any time prior to the complete redemption into restricted common shares of the Company at a conversion price of $2.00 per share.

The proceeds from the FHE Units were used to fund a portion of the Tyche Transaction described in (2)(f) below.

(f)	On March 31, 2013, the Company and its wholly-owned subsidiary, TSH Acquisition, LLC (“TSH”) entered into an Asset Purchase Agreement (the “Tyche Agreement”) with Tyche Health Enterprises, LLC (“Tyche”) which was subsequently amended on March 31, 2013 and July 22, 2013. The Tyche Agreement provides for the purchase of the preferred membership interests that Tyche owns in certain subsidiaries of FSHA and FSA under a Membership Interest Purchase Agreement, dated July 17, 2007, between Tyche and Foundation Surgery Holdings, L.L.C. (“FSH”), Foundation Weightwise Holdings, L.L.C. (nka FSHA), Foundation Healthcare Affiliates, L.L.C. (“FHA”) as well as the right to various equity interest in the affiliates of FSH, FSA and FHA (collectively “Foundation”).

The transactions under the Tyche Agreement were closed on July 22, 2013. Under the Tyche Agreement, TSH purchased from Tyche (i) all of Tyche’s right, title and interest in the Membership Interest Purchase Agreement; (ii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSH and the right to various equity interests in the affiliates of FSH; (iii) all of Tyche’s right, title and interest in the preferred and common membership interest in FSHA and the right to various equity interest in the affiliates of FSHA; and (iv) all of Tyche’s right, title and interest in any preferred or non-preferred ownership interest in any Foundation entities that have been acquired as a result of the Membership Interest Purchase Agreement.

Under the Tyche Agreement, TSH paid $11,102,372 to Tyche and Tyche related entities and TSH issued promissory notes totaling $2,339,905 to Tyche and Tyche related entities for total consideration of $13,442,277. The promissory notes bear interest at annual rate of 11.5% and mature on August 1, 2013 with all principal and interest being due at that time.

As further consideration for the Tyche Agreement, the Company issued Tyche and certain Tyche related entities warrants for the purchase of the Company’s common stock. The warrants issued included:

i.	Five year warrants for the purchase of a total of 1,937,500 shares of the Company’s common stock at a strike price of $1.00 per share;

ii.	Seven and one-half year warrants for the purchase of a total of 3,516,204 shares of the Company’s common stock at a strike price of $1.35 per share; and

iii.	Ten year warrants for the purchase of a total of 2,296,296 shares of the Company’s common stock at a strike price of $1.60 per share.

(g)	On July 22, 2013, the Company’s subsidiaries, SDC Holdings, LLC and ApothecaryRx, LLC (collectively the “Borrowers”), the Company and Stanton Nelson (the “Guarantor”) entered into a Second Amended and Restated Loan Agreement (the “New Loan Agreement”) and an Amended and Restated Promissory Note (the “New Note”) with Arvest Bank. The Company, Borrowers, Guarantor and other guarantors previously entered into the Amended and Restated Loan Agreement dated effective December 17, 2010, as amended by the First Amendment to Loan Agreement dated January 1, 2012, the Second Amendment to Loan Agreement dated effective June 30, 2012, and the Third Amendment to Loan Agreement dated effective October 12, 2012 (the “Prior Agreement”). Under the Prior Agreement, the Company and Borrowers are indebted to Arvest Bank under the Amended and Restated Promissory Note, in the original principal amount of $15,000,000 dated June 30, 2010 and the Second Amended and Restated Promissory Note, in the original principal amount of $30,000,000, dated June 30, 2010 (the “Prior Notes”). Arvest Bank, the Company, the Borrowers and the Guarantor have agreed to restructure the loan evidenced by the Prior Notes and the Prior Agreement. As of July 22, 2013, the outstanding principal amount of the New Note was $10,691,261.71.

On July 22, 2013 and in conjunction with the Acquisition, the Company entered into a Participation Agreement with Arvest Bank in which the Company purchased a $6,000,000 participation in the New Note with Arvest Bank in exchange for 13,333,333 shares of the our common stock.

(h)	On July 22, 2013 and in conjunction with the Acquisition, the Company issued a promissory note in the original principal amount of $5,648,290 in favor of Roy T. Oliver (the “Note”). The principal amount of the Note represents the amount Mr. Oliver, a Guarantor under the Prior Agreement, paid to Arvest Bank in full satisfaction of his limited guaranty. Mr. Oliver is not a guarantor of the New Note.

The Note bears interest at an annual rate of 8.0% and is unsecured and subordinated to the New Loan Agreement. In the event the Company defaults on the Note, and the event of default is not cured in a timely manner, the lender has the right to declare the outstanding principal and accrued and unpaid interest immediately due and payable. Events of default under the Note include the failure of the Company to pay the Note when due, the Company’s assignment for the benefit of creditors or admission of its inability to pay debts as they become due, the commencement of bankruptcy or similar proceedings by or against the Company. or an event of default occurs under the Loan Agreement. The Note matures on July 31, 2013 provided that, if the New Loan Agreement as in effect on such maturity date does not permit the Company to repay the Note, then the maturity date is continued until such time as the Arvest loan is refinanced or the provisions of the Loan Agreement permits repayment.

On August 31, 2012, December 31, 2012, March 1, 2013, April 1, 2013 and July 22, 2013, the Company executed promissory notes with Mr. Roy T. Oliver in the amount of $1,184,808, $351,710, $485,082, $351,470 and $5,648,290, respectively, for a total of $8,021,360 (collectively referred to as the “Oliver Notes”). The Company used the proceeds from the notes to fund its payment obligations to Arvest Bank. On July 22, 2013 and in conjunction with the Acquisition, the Company issued Mr. Oliver 17,970,295 shares of common stock for full satisfaction of the Oliver Notes including principal and accrued interest owed thereon of $114,263.

(i)	On July 22, 2013 and in conjunction with the Acquisition, the Company’s subsidiary, FHE executed a loan agreement and a promissory note in the amount of $5,100,000 payable to Valliance Bank. The note bears interest at annual rate of 10% and FHE is required to make quarterly payments of interest beginning on October 15, 2013. FHE is required to make one principal payment of $728,571 on August 15, 2014. The note matures on July 22, 2015 at which time all outstanding principal and accrued interest is due. The proceeds of the note, net of a $100,000 loan origination fee, were used to help fund FHE’s purchase of the preferred interests of FHA and FSHA from Tyche. The loan agreement requires FHE to prepay a portion of the loan upon the completion of a sale of FSHA’s equity interest in a hospital located in Sherman, TX. The promissory note is secured by the Company’s equity interests in TSH Acquisition, LLC. Valliance Bank is controlled by Mr. Roy T. Oliver, one of our greater than 5% shareholders and affiliates. Non-controlling interests in Valliance Bank are held by Mr. Stanton Nelson, the Company’s chief executive officer and Mr. Joseph Harroz, Jr., a director of the Company. Mr. Nelson and Mr. Harroz also serve as directors of Valliance Bank.

(3) NET INCOME PER SHARE

Pro forma per share calculations for Graymark are based upon the weighted average number of common stock shares assuming the Acquisition occurred on the first day of the period presented.